UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2010

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Registrant announces that effective April 19, 2010, H. David Jones has been named Chief Operating Officer of ZAP.

Prior to joining ZAP, Jones was an international consultant to Chevron’s contracting organization in Angola, Africa. He previously held positions in Interwave Communications as Vice President of International Sales where he established International Sales and Technical Support organizations in Hong Kong, Beijing, London and Paris. As Vice President of Marketing there he improved the focus and efficiency of product line marketing through market segmentation, the establishment of product roadmaps and the launching of new products including beta trials, customer training and technical support. He also restructured the technical support organization by redeploying support services to Ireland and China for improved reach and reduced costs.

Mr. Jones earned a Bachelor of Science degree in Business Administration from Capital University in Columbus, Ohio, an MBA from Ohio University in Athens, Ohio, and is a graduate of the Executive Management Program in the School of Organization and Management at Yale University in New Haven, CT.

Jones replaced Amos Kazzaz, ZAP’s previous chief operating officer for the past three years, who will be returning to the airline industry in a senior capacity with an international carrier. Prior to joining ZAP, Kazzaz held a series of management positions at United Airlines in Chicago.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: April 19, 2010	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer